                          ICON HEALTH & FITNESS, INC.

            Offer to Exchange all Outstanding 11.25% Notes Due 2012
           That Were Sold in a Transaction Exempt From Registration
         Under the Securities Act of 1933, As Amended, Pursuant to the
                        Prospectus Dated March 28, 2002
                                      for
                     11.25% Notes Due 2012 Which Have Been
            Registered Under the Securities Act of 1933, As Amended

PLEASE NOTE THAT THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON              , 2002, UNLESS EXTENDED (SUCH
TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE") OR TERMINATED.

           , 2002

To Our Clients:

   Enclosed for your consideration is a Prospectus, dated              , 2002
(as the same may be amended from time to time, the "Prospectus") of ICON Health & Fitness, Inc. (the "Company") and the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Prospectus, the "Exchange Offer") relating to the offer by the Company to exchange its 11.25% Notes due 2012 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for a like principal amount of the Company's issued and outstanding 11.25% Notes due 2012 (the "Old Notes"), upon the terms and subject to the conditions of the Exchange Offer.

   These materials are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of such Old Notes can be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange the Old Notes in the Exchange Offer. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes with respect to Old Notes held by us for your account.

   Accordingly, we request instructions as to whether you wish us to tender all of the Old Notes held by us for your account pursuant to the Exchange Offer. The Exchange Offer is being made pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal and we urge you to read the Prospectus and the Letter of Transmittal carefully before giving us your instructions.

   Your instructions to us should be forwarded as promptly as possible to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON              , 2002, UNLESS EXTENDED OR TERMINATED BY THE
COMPANY. Tenders may be withdrawn only in accordance with the procedures set forth in the Prospectus at any time prior to the Expiration Date.

   Your attention is directed to the following:

    1. The Exchange Offer is for all outstanding Old Notes.

    2. The Exchange Offer is not being made to (nor will the tender of Old Notes be accepted from or on behalf of) Holders in any jurisdiction in which the making of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

    3. The Company expressly reserves the right, in its sole discretion, subject to applicable law and the terms of the Exchange Offer, (a) to delay acceptance of any Old Notes or to delay payment for any Old Notes accepted for exchange or to terminate the Exchange Offer and not accept any Old Notes not theretofore accepted for exchange, upon the failure of the Exchange Offer to comply in whole or in part with any applicable law, and (b) at any time, or from time to time, to amend or modify any or all of the terms set forth in the Prospectus in any respect. The reservation by the Company of the right to delay acceptance of Old Notes is subject, if applicable, to the provisions of Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

    4. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New
       York City time, on         , 2002, unless extended.

    5. Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

   If you wish to exchange Old Notes held by us for your account, pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below.

                 [Remainder of page intentionally left blank]

                                 INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of the Company.

   THIS WILL INSTRUCT YOU TO EXCHANGE THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW (OR, IF NO AGGREGATE AMOUNT IS INDICATED BELOW, ALL OLD NOTES) HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

   The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

      $ ____________  of the Old Notes.

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

   [_] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

      $ ____________  of the Old Notes.

   [_] NOT to TENDER any Old Notes held by you for the account of the undersigned.

   If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized: (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that (i) the undersigned's principal residence is in the State of ________________, (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution of Exchange Notes, (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of Section 10 of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no action letters (See the section of the Prospectus entitled "The Exchange Offer--Resale of the Exchange Notes"),
(v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of Exchange Notes obtained by the undersigned in exchange for the Old Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, if applicable, of Regulation S-K under the Securities Act, (vi) the undersigned is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, and (vii) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of
Section 10 of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.

   The purchaser status of the undersigned is (check the box that applies):

   [_] A "Qualified Institutional Buyer" (as defined in Rule 144A under the
       Securities Act)

   [_] An "Institutional Accredited Investor" (as defined in Rule 501(a)(1),
       (2), (3) or (7) under the Securities Act)

   [_] A non "U.S. person" (as defined in Regulation S under the Securities
       Act) that purchased the Old Notes outside the United States in accordance with Rule 904 under the Securities Act

   [_] Other (describe): ______________________________________________________

                           -----------------------------------------------------
                           Name of Beneficial Owner(s)

                           -----------------------------------------------------
                           Signature(s)

                           -----------------------------------------------------
                           Name(s) (please print)

                           -----------------------------------------------------

                           -----------------------------------------------------

                           -----------------------------------------------------
                           Address (please type or print)

                           -----------------------------------------------------
                           Area code and telephone number

                           -----------------------------------------------------
                           Taxpayer Identification or Social Security Number

                                       , 2002

                           -----------------------------------------------------
                           Date